UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
December 20, 2005 (December 14, 2005)
PEROT SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22495	75-2230700

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(972) 577-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     (a) On December 14, 2005, the Board of Directors of Perot Systems Corporation (the “Company”) approved a new arrangement for the non-equity component of its compensation of non-employee directors (other than Ross Perot). This arrangement is summarized on Exhibit 10.38. Mr. Perot will continue to serve without compensation.
     (b) The Company has entered into an amendment of the Commercial Sublease dated September 18, 2002, between the Company and Perot Services, LLC. A copy of the amendment is filed as Exhibit 10.39.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On December 14, 2005, the Board of Directors of the Company elected Anthony J. Principi, age 61, to fill a newly created vacancy on the Board of Directors. Mr. Principi has served as a director of Perot Systems since December 2005. Since December 2005, Mr. Principi has been Chairman and President of QTC Management, Inc. Since March 2005, Mr. Principi has served as Chairman of the Defense Base Closure and Realignment Commission. From March 2005 to May 2005, Mr. Principi was Vice President of Government Relations for Pfizer Inc. During February 2005, Mr. Principi was a private investor. From January 2001 until January 2005, Mr. Principi was Secretary of the U.S. Department of Veterans Affairs. From July 1999 to January 2001, Mr. Principi was Chairman, Chief Executive Officer and President of QTC Medical Services, Inc. Since May 2005, Mr. Principi has served as a director and member of the Audit Committee of Mutual of Omaha Insurance Company. Although Mr. Principi is not currently the member of any committees of the Board, the Board will consider committee assignments for Mr. Principi in the future.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits.

Exhibit
Number	Description

10.38	Summary of arrangement for non-equity compensation of non-employee directors.

10.39	Amendment No. 02 to Commercial Sublease dated as of December 18, 2005, by and between PSC Management Limited Partnership, a Texas limited partnership, and Perot Services Company, LLC, a Texas limited liability company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2005	PEROT SYSTEMS CORPORATION

By: /s/ Rex C. Mills

Rex C. Mills
Assistant Secretary
INDEX TO EXHIBITS

Exhibit
Number	Description

10.38	Summary of arrangement for non-equity compensation of non-employee directors.

10.39	Amendment No. 02 to Commercial Sublease dated as of December 18, 2005, by and between PSC Management Limited Partnership, a Texas limited partnership, and Perot Services Company, LLC, a Texas limited liability company.